UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2024

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court

Sarasota, Florida 34240

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	INVO	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Fourth Amendment to Agreement and Plan of Merger

Effective as of September 12, 2024, INVO Bioscience, Inc., a Nevada corporation (the “Company”) entered into a fourth amendment (“Fourth Amendment”) to the previously announced agreement and plan of merger (the “Merger Agreement”) by and among the Company, INVO Merger Sub, Inc. (“Merger Sub”), and NAYA Biosciences, Inc., a Delaware corporation (“NAYA”).

Pursuant to the Fourth Amendment, the parties agreed to extend the end date (the date by which either the Company or NAYA may terminate the Merger Agreement, subject to certain exceptions) of the merger contemplated by the Merger Agreement (the “Merger”) to October 14, 2024. The parties further agreed that NAYA would purchase 27,500 shares of the Company’s Series A Preferred Stock for $137,500 pursuant to that certain Securities Purchase Agreement dated as of December 29, 2023, as amended pursuant to an Amendment to Securities Purchase Agreement dated as of May 1, 2024 (as amended, the “Securities Purchase Agreement”) and could purchase up to an additional 72,500 shares of Series A Preferred Stock for an aggregate of $362,500 pursuant to the Securities Purchase Agreement prior to or concurrently with the closing of the Merger. Each party waived prior breaches of the Merger Agreement.

Each party also agreed to use its best efforts to consummate the transactions contemplated by the Fourth Amendment, including to negotiate in good faith to amend and restate the Merger Agreement (the “A&R Merger Agreement”) to, among other things, (1) provide that the closing of the Merger shall occur simultaneously or shortly after the execution and delivery of the A&R Merger Agreement, and that the parties shall commit to use its respective best efforts to cause the closing to occur on or about October 1, 2024, but, in any case, no later than October 14, 2024, (2) ensure that the revised structure of the Merger shall be in compliance in all material respects with the applicable current listing and governance rules and regulations of the Nasdaq Stock Market, (3) provide that the aggregate merger consideration to be paid by the Company for all of the outstanding shares of NAYA’s capital stock shall consist of (a) such number of shares of the Company’s common stock as shall represent a number of shares equal to no more than 19.9% of the outstanding shares of the Company’s common stock as of immediately before the effective time of the Merger (the “Common Stock Payment Shares”) and (b) shares of a newly designated Series C Convertible Preferred Stock of the Company (the “Parent Preferred Stock Payment Shares”), (4) include an acknowledgment by the parties that NAYA shall transfer 85% of the Common Stock Payment Shares to Five Narrow Lane LP (“FNL”), as a secured lender of NAYA, (5) provide that the Company shall take all action necessary under applicable law to (i) call, give notice of, and hold a meeting of its stockholders as soon as possible after the closing of the Merger, but in any case, no later than 120 days thereafter (the “Stockholder Meeting Deadline”; provided, that, the Company acknowledges that, if the Parent receives comments from the Securities and Exchange Commission (“SEC”) on the proxy statement filed in connection with such stockholder meeting and the Parent uses its best efforts to revise and refile the proxy statement to address such comments, the date of such stockholder meeting may be after the Stockholder Meeting Deadline), for the purpose of, among other things, seeking stockholder approval (the “Stockholder Approval”) of the issuance of all shares of the Company’s common stock issuable upon conversion (the “Series C Conversion Shares”) of the Preferred Stock Payment Shares in accordance with the terms of the Certificate of Designations of Series C Convertible Preferred Stock (the “Series C Certificate of Designations”), and (ii) to file with the SEC a proxy statement for the purpose of obtaining the Stockholder Approval, no later than 35 days after the closing of the Merger, (6) provide that, upon receipt of the Stockholder Approval, the Preferred Stock Payment Shares shall be automatically converted into the Series C Conversion Shares at the conversion price in effect as set forth in the Series C Certificate of Designations; provided that, following such conversion, the Series C Conversion Shares shall represent approximately 60.1% of the outstanding shares of the Company’s common stock; and (7) provide that, as soon as possible after the closing of the Merger, the Company shall file a resale registration statement with the SEC to register the Common Stock Payment Shares and the Series C Conversion Shares in accordance with the terms of a registration rights agreement to be entered into between the parties.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. On September 16, 2024, the Company issued 27,500 shares of the Company’s Series A Preferred Stock for $137,500 pursuant to the Securities Purchase Agreement. The Company offered the Series A Preferred Stock pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Fourth Amendment to Agreement and Plan of Merger by and among INVO Bioscience, Inc., INVO Merger Sub, Inc., and NAYA Biosciences, Inc. dated as of September 12, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2024

INVO BIOSCIENCE, INC.

By:	/s/ Steven Shum
Steven Shum
Chief Executive Officer